EXHIBIT 99.1

PRESS RELEASE

For more information contact:	June 3, 2009
Lisa Free
(334) 676-5105

COLONIAL BANCGROUP NAMES CHAIRMAN AND CEO

MONTGOMERY, Ala.—(NYSE: CNB) The Colonial BancGroup, Inc. announced today that Simuel Sippial, Jr., Colonial BancGroup Director and Chairman of the compensation committee, has been named Chairman of the Boards of Directors of Colonial BancGroup and Colonial Bank. Additionally, Lewis Beville, Colonial BancGroup Director and former Chairman of the audit committee, has been appointed President and CEO of Colonial BancGroup and Colonial Bank.

Mr. Sippial is a 1966 graduate of Alabama State University where he earned a degree in mathematics and physics. Mr. Sippial retired in 1992 after a 26 year career with IBM Corporation and since retirement formed a real estate investment and construction firm in Montgomery, Alabama. Mr. Sippial has been a Colonial Bank director for 20 years and was elected to the Colonial BancGroup board in 1997. He serves as chairman of the compensation committee, and as a member of the executive, audit, risk and nominating and corporate governance committees. Mr. Sippial said, “I am honored to be named chairman of the board following Bobby Lowder’s retirement. As the founder of Colonial Bank, Bobby has demonstrated a passion for the Company that endured throughout his banking career. His strategic contributions to the bank and his boundless generosity outside the bank serve as remarkable examples to all of us. After 28 years of tireless leadership, Mr. Lowder’s right to retirement is undeniable.”

Mr. Beville, a 1974 graduate of the University of Alabama, is Vice President/Treasurer of Thames Batre’ Mattei Beville & Ison, a privately held insurance brokerage firm in Mobile, Alabama. Mr. Beville said, “As we transition, I am delighted to serve as President and CEO. With the benefit of 12 years as a Colonial BancGroup director, and as Chairman of the Audit Committee for the past 11 years, I am already engaged in the activities of the company and share a deep appreciation of the accomplishments of the bank’s more than 4,000 dedicated employees. There is no doubt that these are challenging times for all financial institutions, Colonial included, but we have developed solid strategies designed to get us beyond the current economic crises. While there are clearly ongoing issues related to credit quality that must be addressed and resolved, I believe the foundation of the Colonial Bank franchise continues to be a vibrant and powerful source of services to approximately 400,000 businesses and households in five states. Our board is focused on promptly making the changes and realignments necessitated by the current credit environment, while we continue to support and develop those areas within the bank that are performing well.”

The appointments of Messers Beville and Sippial are effective as of June 3, 2009, but are subject to final approval by the appropriate regulatory authorities. In addition, the Board of Directors of Colonial BancGroup intends to form a committee to evaluate the need for permanent replacements for these or other positions, if any.

About Colonial

Colonial BancGroup operates 352 branches in Florida, Alabama, Georgia, Nevada and Texas with approximately $26 billion in assets. The Company’s common stock is traded on the New York Stock Exchange under the symbol CNB and is located online at www.colonialbank.com. In some newspapers, the stock is listed as ColBgp.

This release includes “forward-looking statements” within the meaning of the federal securities laws. Words such as “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” ,”could”, “outlook,” “potential”, “would” and “anticipates,” the negative of these terms and similar expressions, as they relate to The Colonial BancGroup, Inc. (BancGroup) (including its subsidiaries or its management), are intended to identify forward-looking statements. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such statements. In addition to factors mentioned elsewhere in this release or previously disclosed in BancGroup’s SEC reports (accessible on the SEC’s website at www.sec.gov or on BancGroup’s website at www.colonialbank.com), the following factors, among others, could cause actual results to differ materially from forward-looking statements and future results could differ materially from historical performance. These factors are not exclusive:

•	losses in our loan portfolio are greater than estimated or expected;

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an inability to raise additional capital on terms and conditions that are satisfactory, including the failure to close on Colonial’s pending agreement with investors led by Taylor, Bean & Whitaker Mortgage Corp. (“TBW”);

•	whether regulatory conditions or requirements could be imposed upon either Colonial or TBW that could make consummation of the transaction between Colonial and TBW impracticable;
•	failure to receive final approval and actual funding from the U.S. Treasury Department’s Capital Purchase Program;
•	the impact of current economic conditions and the results of our operations on our ability to borrow additional funds to meet our liquidity needs;
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economic conditions affecting real estate values and transactions in BancGroup’s market and/or general economic conditions, either nationally or regionally, that are less favorable or take longer to recover than expected;

•	changes in the interest rate environment which expand or reduce margins or adversely affect critical estimates as applied, projected returns on investments, and fair values of assets;
•	continued or sustained deterioration of market and economic conditions or business performance could increase the likelihood that we would have an additional goodwill impairment charge;
•	deposit attrition, customer loss, or revenue loss in the ordinary course of business;
•	increases in competitive pressure in the banking industry and from non-banks;
•	costs or difficulties related to the integration of the businesses of BancGroup and institutions it acquires are greater than expected;
•	the inability of BancGroup to realize elements of its strategic and operating plans for 2009 and beyond including a reduction of assets in order to improve capital ratios;
•	the anticipated savings and revenue enhancements from the Colonial 1st program may not be achieved in their entirety or accomplished within our expected time frame;
•	natural disasters in BancGroup’s primary market areas result in prolonged business disruption or materially impair the value of collateral securing loans;
•	management’s assumptions and estimates underlying critical accounting policies prove to be inadequate or materially incorrect or are not borne out by subsequent events;
•	the impact of recent and future federal and state regulatory changes;
•	current or future litigation, regulatory investigations, proceedings, inquiries or directives;
•	strategies to manage interest rate risk may yield results other than those anticipated;
•	changes which may occur in the regulatory environment;
•	a significant rate of inflation (deflation);
•	unanticipated litigation or claims;
•	changes in the securities markets;
•	acts of terrorism or war; and
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details of the recently enacted Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009, the Homeowner Affordability and Stability Plan and various announced and unannounced programs implemented by the U.S. Treasury Department and bank regulators to address capital and liquidity concerns in the banking system, are still being finalized and may have a significant effect on the financial services industry and BancGroup.

Many of these factors are beyond BancGroup’s control. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of BancGroup. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. BancGroup does not undertake any obligation to update or revise any forward-looking statements.

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